Exhibit 4.5

KINDER MORGAN, INC.
2015 AMENDED AND RESTATED
STOCK INCENTIVE PLAN

1.PURPOSE OF THE PLAN. The purpose of the Kinder Morgan, Inc. 2015 Amended and Restated Stock Incentive Plan (“Plan”) is to provide incentive for future endeavors and to advance the interests of the Company and its stockholders by encouraging ownership of the shares of Class P common stock of the Company, $0.01 par value (“Stock”), by its Employees (as defined below) and Consultants (as defined below) and to enable the Company to compete effectively with other enterprises for the services of such new employees and consultants as may be needed for the continued improvement of the Company’s business, through the grant of (a) options to purchase Stock (“Options”), (b) shares of Stock that are subject to restrictions set forth in the Plan or any individual award agreement (“Restricted Stock” or a “Restricted Stock Award”), (c) Stock Appreciation Rights (as defined below), (d) hypothetical shares of Stock (a “Restricted Stock Unit”, and collectively with a Restricted Stock Award, a “Restricted Award”), (e) Performance Compensation Awards (as defined below) and (f) Other Stock Based-Awards (as described in Section 10) (such Options, Restricted Awards, Stock Appreciation Rights, Performance Compensation Awards and Other Stock-Based Awards, collectively, the “Awards”).
The Plan was originally adopted by the Board as the Kinder Morgan, Inc. 2011 Stock Incentive Plan, effective as of January 1, 2011. The Plan was amended and restated as the Kinder Morgan, Inc. 2015 Amended and Restated Stock Incentive Plan by the Board on January 21, 2015, subject to approval by the Company's stockholders.
2.    PARTICIPANTS.
(a)    Awards may be granted under the Plan to any Employees and Consultants of the Company and its Affiliates (as defined below, including Affiliates that become such after adoption of the Plan) as shall be determined by the Committee (each, a “Grantee”); provided, however, that Incentive Stock Options may be granted only to Employees, and no Awards may be granted to any person if such grant would cause the Plan to cease to be an “employee benefit plan” as defined in Rule 405 of Regulation C promulgated under the Securities Act.
(b)    A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

3.    EFFECTIVE DATE; TERM OF THE PLAN. The adoption of the Plan as amended and restated by the Board on January 21, 2015 is conditioned on the approval of the Company's stockholders at the 2015 annual stockholders meeting. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.
4.    DEFINITIONS.
(a)    “Affiliate” means any entity in which the Company has a direct or indirect ownership interest selected by the Committee; provided, that, for purposes of the definition of "Change in Control," "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used in this definition of "Affiliate," referred to in the last proviso of the preceding sentence, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(b)    “Award” means any right granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit, a Performance Compensation Award, a Stock Appreciation Right, and Other Stock Based-Award.
(c)    “Award Agreement” means a written agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(d)    “Benefit Plan” means any employee benefit plan of the Company or any subsidiary of the Company, and any trust or Person organized, appointed or established by the Company for or pursuant to the terms of any such plan, which plan, trust or Person was maintained prior to a Change in Control.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Change in Control” means:
(i)    the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holder, in a single transaction or a series of related transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Company (or the surviving or resulting entity thereof) after giving effect to such transaction;
(ii)    a sale, merger or similar transaction or related series of transactions involving the Company, as a result of which the Permitted Holder does not hold (either directly or indirectly) more than 50% of the voting power of the Company (or the surviving or resulting entity thereof) after giving effect to such transaction or related series of transactions; provided, however, that such sale, merger or similar transaction shall not constitute a Change in Control in the event that, following such sale, merger or similar transaction (a) the Permitted Holder continues to own at least 35% of the voting power of the Company (or the surviving or resulting entity thereof), (b) no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) owns more than 35% of the voting power of the Company (or the surviving or resulting entity thereof), and (c) either Richard D. Kinder or C. Park Shaper is a senior executive officer of the Company (or the surviving or resulting entity thereof);
(iii)    the sale or transfer of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, in any case, other than to an entity of which more than 50% of the voting power is held (either directly or indirectly) by the Permitted Holder or by Persons who held (either directly or indirectly) more than 50% of the voting power of the Company immediately prior to such transaction (or in each case their Affiliates);
(iv)    during any period of two consecutive years following the closing of the IPO, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason other than normal retirement, death or disability to constitute at least a majority of the Board then in office; or
(v)    the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).
Notwithstanding the foregoing, with respect to (A) Awards granted on or after the Effective Date, and (B) to the extent that an event would not constitute a Change in Control under the preceding definition but would constitute a Change in Control under the following definition, Awards granted prior to the Effective Date, “Change in Control” means:
(i)    the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holder, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 20% of either the then outstanding shares of common stock of the Company or the total voting power of the then outstanding Voting Stock of the Company; provided that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly or indirectly by the Company;

(b) any acquisition directly from the Company; (c) any acquisition by a Benefit Plan; or (d) any reorganization, merger, consolidation, sale or similar transaction or series of related transactions which complies with clauses (a), (b) and (c) of clause (ii) of this definition of Change in Control;
(ii)    a reorganization, merger or consolidation involving the Company, or sale of all or substantially all of the assets of the Company, or similar transaction or series of related transactions, in each case, unless, following such reorganization, merger, consolidation, sale or transaction, (a) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, consolidation, sale or transaction (including an entity or ultimate parent of an entity which as a result of such transaction owns the Company or all or substantially all of the assets of the Company) and of the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the outstanding common stock of the Company immediately prior to such reorganization, merger, consolidation, sale or transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation, sale or transaction, of the outstanding common stock of the Company; (b) no Person (excluding the Permitted Holder or a Benefit Plan or any Person beneficially owning, immediately prior to such reorganization, merger, consolidation, sale or transaction, directly or indirectly, 20% or more of the common stock of the Company then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation, or common equity securities of such entity other than a corporation, resulting from such reorganization, merger, consolidation, sale or transaction or the combined voting power of the then outstanding Voting Stock of such corporation or other entity; and (c) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such reorganization, merger, consolidation, sale or transaction were members of the Incumbent Board (defined below) at the time of the initial agreement or initial action by the Board providing for such reorganization, merger, consolidation, sale or transaction;
(iii)    individuals who as of the Effective Date constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board then in office; provided that the Incumbent Board (a) shall include, except as provided in clause (b), any individual becoming a director after the Effective Date whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board, and (b) shall exclude any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, or any agreement intended to avoid or settle the results of any such actual or threatened solicitation; and

(iv)    the approval by the stockholders of the Company of a plan of complete liquidation of the Company.
Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and payment of the Award pursuant to the application of the definition of "Change in Control" above would cause such Award not to otherwise comply with Code Section 409A, payment of an Award may occur upon a "Change in Control" only to the extent that the event constitutes a "change in the ownership or effective control" of the Company or a "change in the ownership of a substantial portion of the assets" of the Company under Code Section 409A and the applicable Internal Revenue Service and Treasury Department regulations thereunder.
(g)    “Change in Control Value” means, with respect to a Change in Control, (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company, or (iii) if such Change in Control occurs other than as described in clause (i) or clause (ii), the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
(h)    “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
(i)    “Committee” means the Board or the Compensation Committee, as administrator of the Plan.
(j)    “Compensation Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 6(c).
(k)    “Company” means Kinder Morgan, Inc., a Delaware corporation.
(l)    “Consultant” means any individual, including an advisor engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement; provided that such individual is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
(m)    “Covered Employee” has the same meaning as set forth in Code Section 162(m)(3), as interpreted by Internal Revenue Service Notice 2007-49.
(n)    “Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Grantee that specifies the key terms and conditions of the Award and from which the Grantee begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Stock or, if a later date is set forth in such resolution, then such date as is set forth in such resolution. In no event shall a Date of Grant be a date prior to the date of any such action by the Committee.
(o)    “Director” means a member of the Board.
(p)    “Effective Date” means the date the Plan is approved by the Company's stockholders pursuant to Section 3 hereof.
(q)    “Employee” means any individual employed by the Company or an Affiliate. Notwithstanding the foregoing, for purposes of granting an Incentive Stock Option, an individual is not an Employee unless he or she is an employee of a Parent Corporation or Subsidiary Corporation.
(r)    “Entity” means a corporation, limited liability company, venture, partnership (general or limited), trust, unincorporated organization, cooperative, association or other entity.
(s)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)    “Fair Market Value” means, as of any date, the value of the Stock as determined below. The Fair Market Value on any date on which the Stock is registered under Section 12 of the Exchange Act and listed on any national securities exchange shall be the closing price of a share of Stock on any national securities exchange on such date (if such national securities exchange is not open for trading on such date, then the closing price per share of Stock on such national securities exchange on the next preceding day on which the national securities exchange was open for trading), and thereafter (i) if the Stock is admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) in the absence of an established market for the Stock, the Fair Market Value determined in good faith by the Committee and such determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, the determination of fair market value in all cases shall be in accordance with the requirements set forth under Code Section 409A and the regulations thereunder.
(u)    “Form S-8” has the meaning set forth in Section 2(b).
(v)    “Free Standing Rights” has the meaning set forth in Section 9(a).
(w)    “Grantee” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(x)    “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Code Section 422 and otherwise meets the requirements set forth in the Plan.
(y)    “IPO” means the initial underwritten public offering of Stock for cash pursuant to a registration statement filed under the Securities Act reasonably promptly after approval of the Plan by the Company's stockholders.

(z)    “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 13(d)(iv) of the Plan; provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as "performance-based compensation" under Code Section 162(m).
(aa)    “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
(bb)    “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.
(cc)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(dd)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.
(ee)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.
(ff)    “Optionholder” means a Grantee to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(gg)    “Outside Director” means a Director who is an “outside director” within the meaning of Code Section 162(m) and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.
(hh)    “Parent Corporation” means a "parent corporation" of the Company within the meaning of Code Section 424(e).
(ii)    “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 13 of the Plan.
(jj)    “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or an Affiliate (or a division, business unit or operational unit thereof) and shall be limited to the following:
(i)    the price of a share of Stock or of the equities of a subsidiary or business unit designated by the Committee;
(ii)    the earnings per share of Stock of the Company or earnings per share of a subsidiary or business unit designated by the Committee;

(iii)    the total stockholder or unitholder value of the Company or a subsidiary or business unit designated by the Committee;
(iv)    dividends or distributions of the Company or a subsidiary or business unit designated by the Committee, on an aggregate basis or a per-share or per-unit basis;
(v)    revenues of the Company or a subsidiary or business unit designated by the Committee;
(vi)    debt/equity, interest coverage, or indebtedness/earnings before or after interest, taxes, depreciation and amortization ratios of the Company or a subsidiary or business unit designated by the Committee;
(vii)    cash coverage ratio of the Company or a subsidiary or business unit designated by the Committee;
(viii)    net income (before or after taxes) of the Company or a subsidiary or business unit designated by the Committee;
(ix)    cash flow, cash flow return on investment or cash flow from operating activities of the Company or a subsidiary or business unit designated by the Committee;
(x)    earnings before or after interest, taxes, depreciation, corporate charges and/or amortization of the Company or a subsidiary or business unit designated by the Committee;
(xi)    unit revenues minus unit variable costs of the Company or a subsidiary or business unit designated by the Committee;
(xii)    capital expenditures of the Company or a subsidiary or business unit designated by the Committee;
(xiii)    operations and maintenance expense or general and administrative expense of the Company or a subsidiary or business unit designated by the Committee;
(xiv)    safety record of the Company or a subsidiary or business unit designated by the Committee;
(xv)    economic value added of the Company or a subsidiary or business unit designated by the Committee; or
(xvi)    return on stockholders' or unitholders' equity, return on capital, return on assets or return on invested capital achieved by the Company or a subsidiary or business unit designated by the Committee.
Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the

Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (i) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Code Section 162(m), the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
(kk)    “Performance Formula” means, for a Performance Period, one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Grantee, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.
(ll)    “Performance Goals” means, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first ninety (90) days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Grantee for the Performance Period to fail to qualify as "performance-based compensation" under Code Section 162(m)), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period (provided, that if an Award is intended to constitute "performance based compensation" under Code Section 162(m), such adjustment or modification may be made only to the extent permitted under Code Section 162(m)) in order to prevent the dilution or enlargement of the rights of Grantees based on the following events:
(i)    asset write-downs;
(ii)    litigation or claim judgments or settlements;
(iii)    the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;
(iv)    any reorganization and restructuring programs;
(v)    extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;

(vi)    acquisitions or divestitures;
(vii)    any other specific unusual or nonrecurring events, or objectively determinable category thereof;
(viii)    foreign exchange gains and losses; and
(ix)    a change in the Company’s fiscal year.
(mm)    “Performance Period” means one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Grantee’s right to and the payment of a Performance Compensation Award.
(nn)    “Permitted Holder” means Richard D. Kinder.
(oo)    “Person” means a natural person or an entity.
(pp)    “Plan” means this Kinder Morgan, Inc. 2015 Amended and Restated Stock Incentive Plan.
(qq)    “Related Stock Appreciation Rights” has the meaning set forth in Section 9(a).
(rr)    “Restricted Award” means any Award granted pursuant to Section 8(a).
(ss)    “Restricted Period” has the meaning set forth in Section 8(a).
(tt)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(uu)    “SAR Amount” has the meaning set forth in Section 9(k).
(vv)    “SAR exercise price” has the meaning set forth in Section 9(a).
(ww)    “Securities Act” means the Securities Act of 1933, as amended.
(xx)    “Share for Share Exchange” has the meaning set forth in Section 7(g).
(yy)    “Stock” means shares of Class P common stock of the Company, $0.01 par value.
(zz)    “Stock Appreciation Right” means any Award granted pursuant to Section 9.
(aaa)    “Subsidiary Corporation” means a "subsidiary corporation" of the Company within the meaning of Code Section 424(f).
(bbb)    “Voting Stock” means, (i) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred)

and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.
5.    STOCK SUBJECT TO THE PLAN.
(a)    Subject to the provisions of Section 11, the aggregate number of shares of Stock for which Awards may be granted under the Plan shall not exceed 33,000,000 (inclusive of shares granted with respect to Awards under the Plan prior to the Effective Date), any or all of which may be issued pursuant to Incentive Stock Options; provided, that, if, on or prior to the termination of the Plan, any Option granted under the Plan shall have expired or terminated for any reason without having been exercised in full or any shares of Restricted Stock shall have been forfeited, or any other Awards for which Stock is deliverable are so forfeited, such unpurchased or forfeited shares of Stock covered thereby shall again become available for the grant of Awards under the Plan. The exercise of a Stock Appreciation Right for cash or the payment of any Award in cash shall not count against the aggregate plan limit described above. Notwithstanding anything to the contrary contained herein: (i) shares of Stock surrendered or withheld in payment of the exercise price of an Option shall count against the aggregate plan limit described above and shall not again be made available for the grant of Awards under the Plan; and (ii) shares of Stock withheld by the Company to satisfy any tax withholding obligation shall count against the aggregate plan limit described above and shall not again be made available for the grant of Awards under the Plan. No fractional shares of Stock may be issued hereunder.
(b)    The Stock to be delivered pursuant to an Award shall be made available, at the discretion of the Committee, either from authorized but previously unissued shares of Stock or from Stock reacquired by the Company, including Stock purchased in the open market, and Stock held in the treasury of the Company.
6.    ADMINISTRATION OF THE PLAN.
(a)    The Plan shall be administered by the Board unless and until the Board delegates administration to a Compensation Committee, as provided in Section 6(c).
(b)    The Board shall have the power and authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to delegate its authority to one or more Officers of the Company with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (v) to determine when Awards are to be granted under the Plan and the applicable Date of Grant; (vi) from time to time to select, subject to the limitations set forth in this Plan, those Grantees to whom Awards shall be granted and to make any such grants; (vii) to determine the number of shares of Stock to be made subject to each Award; (viii) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting and forfeiture provisions and right of repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (ix) to designate an Award as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals; (x) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; (xi) to determine the duration and purpose of leaves of absences which may be granted to a Grantee without constituting termination of his or her employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (xii) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (xiii) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and (xiv) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan. The Board also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, stockholder approval shall be required before the repricing is effective.
(c)    The Compensation Committee.
(i)     The Board may delegate administration of the Plan to a Compensation Committee of one or more members of the Board. If administration is delegated to a Compensation Committee, the Compensation Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board as described in Section 6(b), including the power to delegate to a subcommittee any of the administrative powers the Compensation Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Compensation Committee at any time and revest in the Board the administration of the Plan. The members of the Compensation Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Compensation Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Compensation Committee. The Compensation Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Compensation Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
(ii)    At such time as the Stock is required to be registered under Section 12 of the Exchange Act, the Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Code Section 162(m), if applicable. If the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Compensation Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Compensation

Committee may (A) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (x) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (y) not persons with respect to whom the Company wishes to comply with Code Section 162(m) or (B) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.
(d)    The interpretation and construction of any provision of the Plan or of any Award granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and Directors, and the executives and employees of the Company and its Affiliates. No member of the Committee shall be liable to the Company, any stockholder, any Grantee or any employee of the Company or its Affiliates for any action or determination made in good faith with respect to the Plan or any Award granted under it. No member of the Committee may vote on any Award to be granted to him or her.
(e)    The expenses of administering the Plan shall be borne by the Company.
7.    OPTIONS.
(a)    An Option granted under the Plan may be either an Incentive Stock Option or a Nonqualified Stock Option; provided, however, that no Incentive Stock Option shall be granted to any individual who is not an employee of the Company, a Parent Corporation or Subsidiary Corporation. Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. Notwithstanding anything herein to the contrary, it is the intention of the Company that all Options granted hereunder shall comply with the provisions and requirements of Code Section 409A to the extent applicable. The provisions of separate Options need not be identical.
(b)    The exercise price per share of each Option shall be not less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 424(a) or 409A. No Option shall include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option.
(c)    The exercise price of any outstanding Options shall not be reduced during the term of such Options except by reason of an adjustment pursuant to Section 11 hereof (and any such reduction shall be in accordance with Code Section 409A), nor shall the Committee cancel outstanding Options and reissue new Options at a lower exercise price in substitution for the canceled Options.

(d)    The expiration date of an Option granted under the Plan shall be as determined by the Committee at the time of grant, provided that each such Option shall expire not more than ten years after the date the Option is granted.
(e)    Each Option shall become exercisable in whole or in part or in installments at such time or times as the Committee may prescribe at the time the Option is granted and specify in the Option Agreement.
(f)    Notwithstanding any contrary provision contained herein, unless otherwise expressly provided in the Option Agreement, any Option granted hereunder shall become immediately vested in full upon the occurrence of a Change in Control of the Company.
(g)    The exercise price of an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check, or (ii) in the discretion of the Committee, upon such terms as the Committee shall approve: (A) by delivery to the Company of other shares of Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares of Stock being acquired, or by means of attestation whereby the Grantee identifies for delivery specific shares of Stock that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Stock equal to the difference between the number of shares of Stock thereby purchased and the number of identified attestation shares of Stock (a “Share for Share Exchange”); (B) by a “cashless” exercise program established with a broker; (C) by reduction in the number of shares of Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; or (D) in any other form of legal consideration that may be acceptable to the Committee. Notwithstanding the foregoing, during any period for which the Stock is publicly traded (i.e., the Stock is listed on any established stock exchange or a national market system) an exercise by an executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan.
(h)    A Nonqualified Stock Option may, in the sole discretion of the Committee, be transferable to a permitted transferee upon written approval by the Committee to the extent provided in the Option Agreement. A permitted transferee includes: (i) a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (ii) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Grantees may receive a cash payment or other consideration in consideration for the transfer of such Option; and (iii) such other transferees as may be permitted by the Committee in its sole discretion. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
(i)    No Optionholder shall have any rights to distributions or other rights of a common stockholder with respect to Stock subject to an Option prior to the purchase of such Stock upon exercise of the Option.
(j)    Each individual Option Agreement shall describe the effect of the Optionholder's termination of employment or service with the Company or an Affiliate on the exercisability of the Options held by the Optionholder, provided that no Option shall remain exercisable beyond the expiration of the original term of the Option. Notwithstanding the foregoing, the Committee may, at any time prior to any termination of such employment or service, determine in its sole discretion that the exercise of any Option after termination of such employment or other relationship with the Company shall be subject to satisfaction of the conditions precedent that the Optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Company or any of its Affiliates thereof and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Company and that the Optionholder furnish to the Company such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request.
(k)    An Optionholder under the Plan may make written designation of a beneficiary on forms prescribed by and filed with the Secretary of the Company. Such beneficiary, or if no such designation of any beneficiary has been made, the legal representative of such Optionholder or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of this Section 7, any unterminated and unexpired Option granted to such Optionholder to the same extent that the Optionholder himself or herself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more shares of Stock than the Optionholder could have purchased thereunder on the date his or her employment by, or other relationship with, the Company and its Affiliates was terminated.
(l)    Notwithstanding anything to the contrary in this Section 7, Incentive Stock Options shall be subject to the following requirements:
(i)    If an Incentive Stock Option is granted to a Grantee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation, the Option shall expire not more than five years after the date the Option is granted and the exercise price shall be not less than 110% of the Fair Market Value of a share of Stock on the date the Option is granted.

(ii)    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.
(iii)    To the extent the aggregate Fair Market Value (determined as of the date the Option is granted) of Stock for which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year (under all plans of the Company, a Parent Corporation or a Subsidiary Corporation) exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options.
(m)    Notwithstanding anything to the contrary in this Section 7, if an Option is granted to an Employee with respect to whom Stock does not constitute "service recipient stock” (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)), the Option shall comply with Code Section 409A to the extent applicable.
8.    RESTRICTED AWARDS.
(a)    A Restricted Award is an Award of Stock (“Restricted Stock”) or hypothetical shares of Stock (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Stock, which may, but need not, provide that such Restricted Award will be subject to forfeiture and may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. In the discretion of the Committee, a Restricted Award may be granted as a Performance Compensation Award under Section 13.
(b)    Each Grantee granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Grantee pending the release of the applicable restrictions, the Committee may require the Grantee to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Grantee shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Grantee generally shall have the rights and privileges of a Class P common stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and Stock dividends with respect to the Restricted Stock may be either currently paid to the Grantee or withheld by the Company for the Grantee’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or Stock dividends so withheld by the Committee and attributable to any particular share of Stock (and earnings thereon, if applicable) shall be distributed to the Grantee in cash or, at the discretion of the Committee, in Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Stock and, if such Stock is forfeited, the Grantee shall have no right to such dividends.

(c)    The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. No Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash distributions and Stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Grantee or withheld by the Company for the Grantee’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Grantee’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Grantee upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Grantee shall have no right to such Dividend Equivalents.
(d)    Restricted Stock awarded to a Grantee shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Grantee shall not be entitled to delivery of the Stock certificate; (B) the Stock shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Stock shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares of Stock are forfeited, the Stock certificates shall be returned to the Company, and all rights of the Grantee to such shares of Stock and as a stockholder with respect to such shares of Stock shall terminate without further obligation on the part of the Company.
(e)    Restricted Stock Units awarded to any Grantee shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Grantee to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
(f)    Upon termination of employment with or service to the Company or any of its Affiliates (including by reason of such Affiliate ceasing to be an Affiliate of the Company), during the applicable Restricted Period, Restricted Stock and Restricted Stock Units shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture restrictions of Restricted Stock or Restricted Stock Units.
(g)    Unless otherwise determined by the Committee or set forth in the applicable Award Agreement, upon a Change in Control of the Company, all Restricted Stock and Restricted Stock Units shall become immediately vested and all restrictions with respect thereto shall lapse, other than restrictions on transfer imposed under the federal securities laws.

(h)    With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.
(i)    Upon the expiration of the Restricted Period with respect to any Restricted Stock, the restrictions set forth in this Section 8 and the applicable Award Agreement shall be of no further force or effect with respect to such Stock, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Grantee, or his beneficiary, without charge, the Stock certificate evidencing the Restricted Stock which has not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share of Stock) and any cash distributions or Stock dividends credited to the Grantee’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Grantee, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8(c) hereof and the interest thereon or, at the discretion of the Committee, in Stock having a Fair Market Value equal to such Dividend Equivalents’ interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If a cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.
(j)    Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in the form the Company deems appropriate.
9.    STOCK APPRECIATION RIGHTS.
(a)    A Stock Appreciation Right means the right pursuant to an Award granted under this Section 9 to receive an amount set forth in paragraph (e) below upon the exercise of the Award. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Stock Appreciation Rights”). The Committee shall determine the Grantee to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; the number of shares of Stock to be subject to the Stock Appreciation Right; the exercise price per share of Stock (“SAR exercise price”); and all other conditions of Stock Appreciation Rights. No Related Stock Appreciation Right may be granted for more shares of Stock than are subject to the Option to which it relates. A Stock Appreciation Right must be granted with an SAR exercise price not less than the Fair Market Value of a share of Stock on the Date of Grant. The number of shares of Stock subject to the Stock Appreciation Right must be fixed on the Date of Grant of the Stock Appreciation Right, and the right must not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right. The provisions of Stock Appreciation Rights need not be the same with respect to each Grantee. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 9 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, as set forth in the applicable Award Agreement.
(b)    The Grantee of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company. Grantees who are granted Stock Appreciation Rights shall have no rights as common stockholders of the Company with respect to the grant or exercise of such rights.
(c)    Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant.
(d)    Related Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 9 of the Plan.
(e)    Upon exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive from the Company an amount equal to the product of (i) the excess of the Fair Market Value, on the date of exercise, of one share of Stock over the SAR exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right is exercised. Payment with respect to the exercise of a Stock Appreciation Right that is not subject to Code Section 409A shall be paid on the date of exercise. Payment with respect to the exercise of a Stock Appreciation Right that is subject to Code Section 409A shall be paid at the time specified in the Award in accordance with the provisions of Section 9(k). Payment may be made in the form of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee. Fractional shares of Stock resulting from the exercise of a Stock Appreciation Right pursuant to this Section 9 shall be settled in cash.
(f)    The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Stock on the Date of Grant of such Stock Appreciation Right. A Related Stock Appreciation Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share of Stock thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 9(a) are satisfied.
(g)    Upon any exercise of a Related Stock Appreciation Right, the number of shares of Stock for which the related Option shall be exercisable shall be reduced by the number of shares of Stock for which the Stock Appreciation Right shall have been exercised. The number of shares of Stock for which a Related Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of the related Option by the number of shares of Stock for which such Option shall have been exercised.
(h)    Unless otherwise determined by the Committee or set forth in an applicable Award Agreement, upon a Change in Control of the Company, all Stock Appreciation Rights shall become immediately vested and exercisable.
(i)    Stock Appreciation Rights shall be transferable only when and to the extent that an Option would be transferable under Section 7 of the Plan.
(j)    Each individual Award Agreement shall describe the effect of the Grantee's termination of employment or service with the Company or an Affiliate on the exercisability of the Stock Appreciation Rights held by the Grantee, provided that no Stock Appreciation Right shall remain exercisable beyond the expiration of the original term of the Stock Appreciation Right. Notwithstanding the foregoing, the Committee may, at any time prior to any termination of such employment or service, determine in its sole discretion that the exercise of any Stock Appreciation Right after termination of such employment or other relationship with the Company shall be subject to satisfaction of the conditions precedent that the Grantee refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Company or any of its Affiliates thereof and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Company and that the Grantee furnish to the Company such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request.
(k)    A Stock Appreciation Right that is subject to Code Section 409A shall satisfy the requirements of this Section 9(k) and the additional conditions applicable to nonqualified deferred compensation under Code Section 409A. The requirements herein shall apply in the event any Stock Appreciation Right under this Plan is granted with an SAR exercise price less than the Fair Market Value of the Stock underlying the Award on the date the Stock Appreciation Right is granted (regardless of whether or not such SAR exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR exercise price), is granted to an Employee with respect to whom Stock does not constitute "service recipient stock” (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Stock on the date of exercise exceeds the SAR exercise price (the “SAR Amount”). However, once the Stock Appreciation Right is exercised, the SAR Amount may be paid only on the fixed time, payment schedule or other event specified in the governing written instrument.
10.    OTHER STOCK-BASED AWARDS.
(a)    The Committee is authorized to grant Awards to Grantee in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. Other Stock-Based Awards shall include a right or other interest granted to a Grantee under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock, including but not limited to dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as determined by the Committee. The Committee shall determine the terms and conditions of such Other Stock-Based Awards, consistent with the terms of the Plan, at the Date of Grant or thereafter, including any Performance Goals and Performance Periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.
(b)    Unless otherwise determined by the Committee, any Other Stock-Based Award shall become immediately vested upon a Change in Control.
11.    ADJUSTMENT OF AND CHANGES IN CAPITALIZATION.
(a)    In the event that the outstanding shares of Stock shall be changed in number or class or the capital structure of the Company shall be changed by reason of stock splits, reverse stock splits, split-ups, spin-offs, combinations, mergers, consolidations, recapitalizations, or by reason of Stock dividends or other relevant changes in capitalization, the number or class of shares of Stock which thereafter may be issued pursuant to Awards granted under the Plan, both in the aggregate and as to any individual, and the number and class of shares of Stock then subject to Awards theretofore granted and the price per share of Stock payable upon exercise of such Award shall be adjusted so as to reflect such change to the extent necessary to preserve the economic intent of such Awards, all as determined by the Committee. In the event there shall be any other change in the number or kind of the outstanding shares of Stock, or of any stock or other securities or property into which such shares of Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall determine that such change equitably requires an adjustment in any outstanding Award theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Any adjustments under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 or, unless the Committee determines that such adjustment is in the best interests of the Company and its Affiliates, otherwise result in a violation of Code Section 409A or the disqualification of any Incentive Stock Option. Further, with respect to Awards intended to qualify as “performance-based compensation” under Code Section 162(m), such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions shall be made.
(b)    Notice of any adjustment shall be given by the Company to each Grantee with an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
(c)    Fractional shares of Stock resulting from any adjustment of Awards pursuant to this Section 11 may be settled in cash or otherwise as the Committee may determine.

(d)    Notwithstanding the above, in the event of any of the following: (i) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity or outstanding Awards are not to be assumed upon consummation of the proposed transaction; (ii) all or substantially all of the assets of the Company are acquired by another person; (iii) the reorganization or liquidation of the Company; or (iv) the Company shall enter into a written agreement to undergo an event described in clause (i), (ii) or (iii) above, then the Committee may, in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash, stock or other property, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other common stockholders of the Company in the event. The terms of this Section 11 may be varied by the Committee in any particular Award Agreement.
(e)    In the event of a Change in Control, the Committee, in its discretion, may take any action with respect to outstanding Awards that it deems appropriate, which action may vary among Awards granted to individual Grantees; provided, however, that such action shall not reduce the value of an Award. In particular, with respect to Options, the actions the Committee may take upon a Change in Control include, but are not limited to, the following: (i) accelerating the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionholders thereunder shall terminate, (ii) requiring the mandatory surrender to the Company by selected Optionholders of some or all of the outstanding Options held by such Optionholders (irrespective of whether such Options are then exercisable) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each such Optionholder an amount of cash per share equal to the excess, if any, of the Change in Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change in Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), or (iv) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the Optionholder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionholder had been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall not terminate any rights of a Grantee to further payments pursuant to any other agreement with the Company with respect to a Change in Control.

12.    SECURITIES ACTS REQUIREMENTS.
(a)    No Option granted pursuant to the Plan shall be exercisable in whole or in part, and the Company shall not be obligated to sell any Stock subject to any such Option, if such exercise and sale or issuance would, in the opinion of counsel for the Company, violate the Securities Act or other Federal or state statutes having similar requirements, as they may be in effect at that time; and each Option shall be subject to the further requirement that, at any time that the Committee shall determine, in their respective discretion, that the listing, registration or qualification of the Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance of Stock thereunder, such Option may not be exercised or issued, as the case may be, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
(b)    As a condition to the issuance of any Award that may be settled in Stock under the Plan, the Committee may require the Grantee to furnish a written representation that he or she is acquiring such Award for investment and not with a view to distribution of the Stock to the public and a written agreement restricting the transferability of the Stock of such Award, and may affix a restrictive legend or legends on the face of the certificate representing such Stock. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Committee and counsel for the Company, it is necessary to enable the Company to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares of Stock to which they applied are registered or qualified pursuant to the Securities Act or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Committee and counsel for the Company, the representation and agreement and legend cease to be necessary to enable the Company to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements.
13.    PERFORMANCE-BASED COMPENSATION.
(a)    The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Stock on the Date of Grant), to designate such Award or a portion of such Award as a “Performance Compensation Award” in order to qualify such Award as "performance-based compensation" under Code Section 162(m).
(b)    The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)) which Grantees will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Grantee eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Grantee to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Grantee becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this

Section 13. Moreover, designation of a Grantee eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Grantee eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Grantee eligible to receive an Award hereunder shall not require designation of any other person as a Grantee eligible to receive an Award hereunder in such period or in any other period.
(c)    With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 13(c) and record the same in writing.
(d)    Payment of Performance Compensation Awards.
(i)    Unless otherwise provided in the applicable Award Agreement, a Grantee must be employed by the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.
(ii)    A Grantee shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the applicable Performance Goals are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Grantee’s Performance Compensation Award has been earned for the Performance Period.
(iii)    Following the completion of a Performance Period and prior to the payment of any Performance Compensation Award, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the Performance Period based upon the Performance Formula. The Committee shall then determine the actual size of each Grantee’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 13(d)(iv) hereof, if and when it deems appropriate.
(iv)    In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. With respect to any Performance Compensation Award intended to constitute "performance-based compensation" under Code Section 162(m), the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals

for such Performance Period have not been attained; (B) increase a Performance Compensation Award above the maximum amount payable under Section 13(d)(vi) of the Plan; or (C) cause an increase in a Grantee's Performance Compensation Award as a result of the use of Negative Discretion with respect to another Grantee's Performance Compensation Award. In addition, if a Performance Compensation Award is based, in whole or in part, on a percentage of a Grantee's salary, base pay or other compensation, the maximum amount of the Performance Compensation Award must be fixed at the time the Performance Goals are established. Notwithstanding the foregoing, an Award Agreement may provide that a Performance Compensation Award may be payable upon death, disability or change of ownership or control prior to the attainment of the Performance Goals, provided that any such Award will not constitute "performance-based compensation" under Code Section 162(m) to the extent the Award is actually paid prior to the attainment of the Performance Goals.
(v)    Performance Compensation Awards granted for a Performance Period shall be paid to Grantees as soon as administratively practicable following completion of the certifications required by this Section 13.
(vi)    With respect to Performance Compensation Awards, Options and Stock Appreciation Rights intended to constitute "performance-based compensation" under Code Section 162(m), subject to the adjustment provisions of Section 11, notwithstanding any provision contained in this Plan to the contrary, (A) no more than 3,000,000 shares of Stock may be subject to Options granted under the Plan to any one individual during any five (5) consecutive year period, (B) no more than 3,000,000 shares of Stock may be subject to Stock Appreciation Rights granted under the Plan to any one individual during any five (5) consecutive year period, (C) no more than 2,000,000 shares of Restricted Stock may be granted under the Plan to any one individual during any five (5) consecutive year period, (D) no more than 2,000,000 shares of Stock may be subject to Restricted Stock Units granted under the Plan to any one individual during any five (5) consecutive year period, and (E) no more than 2,000,000 shares of Stock may be subject to Other Stock-Based Awards granted under the Plan to any one individual during any five (5) consecutive year period.
(vii)    With respect to Restricted Stock and Restricted Stock Units that are intended to constitute "performance-based compensation" under Code Section 162(m), the Committee has the discretion to determine whether dividends on such Restricted Stock and Dividend Equivalents on such Restricted Stock Units are intended to constitute "performance-based compensation." If any dividends or Dividend Equivalents are so intended, such dividends or Dividend Equivalents must satisfy the requirements of Code Section 162(m) separately from the underlying Restricted Awards.
(viii)    If, after the attainment of the applicable Performance Goals, payment of a Performance Compensation Award in cash is accelerated to an earlier date, the amount paid will be discounted to reasonably reflect the time value of money. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.
(ix)    With respect to any Performance Compensation Award intended to constitute "performance-based compensation" under Code Section 162(m), no amount shall be paid unless the shareholder approval requirements under Code Section 162(m) and Treasury Regulations Section 1.162-27(e)(4) or any successor to such statute and regulation have been satisfied.
14.    WITHHOLDING OBLIGATIONS. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Grantee may satisfy any federal, state, provincial or local tax withholding obligation relating to the exercise or acquisition of Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Grantee by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Grantee as a result of the exercise or acquisition of Stock under the Award, provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Stock.
15.    AMENDMENT OF THE PLAN AND AWARDS.
(a)    The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. However, the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and, except as provided in Section 11 relating to adjustments upon changes in Stock and Section 15(c), no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable laws, rules, regulations or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but Awards theretofore granted may extend beyond the date of Plan suspension or termination.
(b)    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees and Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Code Section 409A and/or to bring the Plan and/or Awards granted under it into compliance therewith.
(c)    Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent in writing. All changes described in this paragraph are at the sole discretion of the Board, may be made at any time, and may have a retroactive effective date.
(d)    The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Grantee and (b) the Grantee consents in writing.
16.    GENERAL PROVISIONS.
(a)    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Grantee any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, or (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(b)    Code Section 409A. The Plan and each Award granted hereunder is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan or an Award that are due within the "short-term deferral period," as described in Code Section 409A and the regulations and other guidance issued thereunder, shall not be treated as nonqualified deferred compensation unless applicable laws require otherwise. If the Board (or its delegate) determines in its discretion that an Award is determined to be “nonqualified deferred compensation” subject to Code Section 409A, and that the Grantee is a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and the regulations and other guidance issued thereunder, then any amounts that would otherwise by payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee's separation from service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee's separation from service (or the Grantee's death, if earlier). Notwithstanding any other provision contained herein, terms such as “termination of service,” “termination of employment” and “termination of engagement” shall mean a “separation from service” within the meaning of Code Section 409A, to the extent any exercise or distribution hereunder could be deemed “nonqualified deferred compensation” for purposes thereof. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.
(c)    Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Grantees will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section

16(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
(d)    Code Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the application of Code Section 162(m), the Committee may, without stockholder or Grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Code Section 162(m) required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award. If any provision of the Plan would disqualify the Plan or an Award, is not consistent with Code Section 162(m) or the regulations or formal Internal Revenue Service guidance issued thereunder, or would not otherwise permit the Plan or an Award to comply with Code Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to and be consistent with the requirements or provisions of Code Section 162(m) or the regulations or formal Internal Revenue Service guidance issued thereunder.
(e)    Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
(f)    Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.
17.    CHANGES IN LAW. The Board may amend the Plan and any outstanding Awards granted thereunder in such respects as the Board shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Awards any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or Rules or Regulations of the Internal Revenue Service or any other federal or state governmental agency enacted or promulgated after the adoption of the Plan.
18.    CLAWBACKS. To the extent required by applicable laws, rules, regulations or securities exchange listing requirements, the Company shall have the right, and shall take all actions necessary, to recover any amounts paid to any individual under this Plan.
19.    LEGAL MATTERS.
(a)    Every right of action by or on behalf of the Company or by any stockholder against any past, present or future member of the Board, officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such Grantee, cease and be barred by the expiration of three years from whichever is the later of (i) the date of the act or omission in respect of which such right of action arises, or (ii) the first date upon which there has been made generally available to stockholders an annual report of the Company and a proxy statement for the annual meeting of stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares of Stock for which

Awards were granted; and any and all rights of action by any employee or executive of the Company (past, present or future) against the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.
(b)    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Texas, applied without giving effect to any conflicts-of-law principles, and construed accordingly.
20.    ELECTRONIC DELIVERY AND ACCEPTANCE. The Company may, in its sole discretion, deliver any documents related to the Award by electronic means. To participate in the Plan, a Grantee consents to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Company or a third party vendor designated by the Company.
21.    FOREIGN EMPLOYEES. Without the amendment of this Plan, the Board may provide for the participation in the Plan by employees who are subject to the laws of foreign countries or jurisdictions, and such participation may be on such terms and conditions different from those specified in this Plan as may be administratively necessary or necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Board or its designee may make such modifications, amendments, procedures, subprograms and the like as may be necessary or advisable to comply with the provisions of laws of other countries or jurisdictions in which Affiliates operate or have employees.

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